EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 relating to the financial statements of Biosource America, Inc., appearing in the Nova Oil, Inc's Form 8-K for the period ending March 31, 2006.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

June 1, 2006